Exhibit 3.375
ARTICLES OF ORGANIZATION
OF
CENTRAL VIRGINIA PROPERTIES, LLC
I.
The name of the Limited Liability Company is CENTRAL VIRGINIA PROPERTIES, LLC.
This 23rd day of February, 2004.

By:	/s/ Tim M. Benter
ORGANIZER

Tim M. Benter
(PRINT NAME)

SECRETARY OF STATE
2004 FEB 24 P2:45
CORPORATIONS DIVISION

OFFICE OF SECRETARY OF STATE
CORPORATIONS DIVISION
	315 West Tower, #2 Martin Luther King, Jr. Drive	WARREN RARY
	Atlanta, Georgia 30334-1530	Director
(404) 656-2817
	Registered agent, officer, entity status information via the Internet	QUINTILIS B. ROBINSON
CATHY COX	http://www.sos.state.ga.us/corporations	Deputy Director
Secretary of State	TRANSMITTAL INFORMATION GEORGIA LIMITED LIABILITY COMPANY
DO NOT WRITE IN SHADED AREA — SOS USE ONLY

DOCKET #	PENDING #	CONTROL #

DOCKET	DATE	AMOUNT	CHECK/
CODE	FILED	RECEIVED	RECEIPT #

TYPE CODE	EXAMINER	JURISDICTION (COUNTY) CODE

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.

LLC Name Reservation Number
Central Virginia Properties, LLC

LLC Name

2.	Tim M. Benter 954-769-2400

Applicant/Attorney Telephone Number
110 S.E. 6th Street, 28th Floor

Address
Fort Lauderdale FL 33301

City State Zip Code

3.	110 S.E. 6th Street, 28th Floor

Principal Office Mailing Address
Fort Lauderdale FL 33301

City State Zip Code

4.	Corporation Process Company

Name of Registered Agent in Georgia
c/o Corporation Process Company, 180 Cherokee Street, N.E.

Registered Office Street Address in Georgia
Marietta Cobb GA 3O060

City County State Zip Code

5.	Name and Address of each organizer (Attach additional sheets if necessary)
Tim M. Benter 110 S.E. 6th Street, 28th Floor Fort Lauderdale FL 33301

Organizer Address City State Zip Code

Organizer Address City State Zip Code

6.	Mail or deliver to the Secretary of State, at the above address, the following:

1) This transmittal form

2) Original and one copy of the Articles of Organization

3) Filing fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

/s/ Tim M. Benter	February 23, 2004

Authorized Signature Tim M. Benter	Date
Member, Manager Organizer or Attorney-in-fact (Circle one)